Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the Quarterly Report on Form 10-Q of BiondVax Pharmaceuticals Ltd. (the “Company”) for the period ended March 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Amir Reichman, Chief Executive Officer, of BiondVax Pharmaceuticals Ltd., an Israel corporation, do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) that:

(1) The Report of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2023	/s/ Amir Reichman
Amir Reichman
Chief Executive Officer (Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to BiondVax Pharmaceuticals Ltd. and will be retained by BiondVax Pharmaceuticals Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.